EXHIBIT 5.1

OPINION OF COUNSEL

Goldfarb Seligman & Co.

Electra Tower

98 Yigal Alon Street

Tel Aviv 6789141, Israel

July 6, 2015

Israel Chemicals Ltd.
Millennium Tower 23 Aranha Street
Tel Aviv, 61202 Israel

Ladies and Gentlemen:

We refer to the Registration Statement on Form S-8 (the “Registration Statement”) to be filed on or about the date hereof with the Securities and Exchange Commission under the Securities Act of 1933, as amended (the “Securities Act”), on behalf of Israel Chemicals Ltd., an Israeli company (the “Company”), relating to the registration of 75,970,492 of the Company’s ordinary shares, par value NIS 1.00 per share (the “Shares”), issuable under the Company’s Equity Compensation Plan (2014) (the “Plan”).

We are members of the Israeli bar and we express no opinion as to any matter relating to the laws of any jurisdiction other than the laws of Israel.

In connection with this opinion, we have examined such corporate records, other documents and such questions of Israeli law as we have considered necessary or appropriate for the purposes of this opinion.  In such examination, we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the conformity to original documents of all copies submitted to us, the authenticity of the originals of such copies and, as to matters of fact, the accuracy of all statements and representations made by officers of the Company.

Based on the foregoing and subject to the qualifications stated herein, we advise you, that in our opinion, the Shares, when paid for and issued upon the exercise or conversion of awards in accordance with the Plan, will be duly authorized, validly issued, fully paid and non-assessable.

This opinion is rendered as of the date hereof, and we undertake no obligation to advise you of any changes in applicable law or any other matters that may come to our attention after the date hereof that may affect this opinion.

We hereby consent to the filing of this opinion as an exhibit to the Registration Statement.  In giving such consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act, or the rules and regulations promulgated thereunder, nor do we thereby admit that we are experts with respect to any part of the Registration Statement within the meaning of the term “experts” as used in the Securities Act or the rules and regulations promulgated thereunder.

Sincerely yours,

/s/ Goldfarb Seligman & Co.
Goldfarb Seligman & Co.